                     TERMINATION OF CERTAIN LEASE AGREEMENTS AND
                          MASTER AGREEMENTS RELATED THERETO

                                (CROSSHOST PROPERTIES)

     This Termination of Certain Lease Agreements and Master Agreements Related Thereto (this "Agreement") is entered into effective as of the ___ day of June, 1998 (the "Effective Date"), by and between CrossHost, Inc., a Maryland corporation ("CrossHost"), Host Funding, Inc., a Maryland corporation ("Host Funding"), Crossroads Hospitality Tenant Company, L.L.C., a Delaware limited liability company ("Lessee"), and Crossroads Hospitality Company, L.L.C., a Delaware limited liability company ("Crossroads"), and with regard to the hotels commonly known as SLEEP INNS, and located at 1695 Capital Circle, NW, Tallahassee, Florida (the "Tallahassee Property"), and 10775 W. Emerald Coast Parkway, Destin, Florida (the "Destin Property") and those hotels commonly known as SUPER 8 MOTELS, and located at 2609 East Malone, Miner, Missouri (the "Miner Property"), 2381 North Westwood, Poplar Bluff, Missouri (the "Poplar Bluff Property"), 302 US Highway 27, Somerset, Kentucky (the "Somerset Property"), and 2100 First Avenue, Rock Falls, Illinois (the "Rock Falls Property") (and with the Tallahassee Property, the Destin Property, the Miner Property, the Poplar Bluff Property, the Somerset Property, and the Rock Falls Property hereinafter sometimes collectively referred to as the "CrossHost Properties").

                                 W I T N E S S E T H:

     WHEREAS, CrossHost (or its predecessor in interest, Host Funding) and Lessee, have previously entered into those certain Lease Agreements (hereinafter sometimes collectively referred to as the "CrossHost Lease Agreements"), more particularly defined and described in EXHIBIT "A" attached hereto and by reference incorporated herein, pursuant to which Lessee has leased from CrossHost the CrossHost Properties; and

     WHEREAS, CrossHost, or its predecessor in interest, Host Funding, Lessee and Crossroads have previously entered into that certain Master Agreement ("Master Agreement I"), dated April 1, 1996, Master Agreement I relating to certain rights and obligations of said parties with respect to the Miner Lease, the Poplar Bluff Lease Agreement, the Somerset Lease Agreement and the Rock Falls Lease Agreement; and

     WHEREAS, CrossHost, Lessee and Crossroads have previously entered into that certain Master Agreement ("Master Agreement II", and with Master Agreement I hereinafter sometimes collectively referred to as the "Master Agreements"), dated September 6, 1996, Master Agreement II relating, among other things, to certain rights and obligations of said parties with respect to the Tallahassee Lease Agreement and the Destin Lease Agreement; and

     WHEREAS, CrossHost, Host Funding, Lessee and Crossroads desire to, upon the terms and conditions set forth herein, terminate the CrossHost Lease Agreements, Master Agreement I and

Master Agreement II (but only as to the Tallahassee Lease Agreement and the Destin Lease Agreement).

     NOW, THEREFORE, in consideration of the mutual premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed by the parties hereto, CrossHost, Host Funding, Lessee and Crossroads, where and as applicable, agree as follows:

     1. CrossHost and Lessee acknowledge and agree that, as of the Effective Date, the CrossHost Lease Agreements are hereby terminated and declared to be of no further force or effect. Incident to such terminations, CrossHost and Lessee acknowledge and agree that neither CrossHost nor Lessee shall have any further obligations one to the other pursuant to the CrossHost Lease Agreements, monetary, non-monetary, or otherwise, except as set forth hereinafter in this Agreement. Notwithstanding anything contained herein to the contrary, Lessee further agrees, at no expense to Lessee, to cooperate fully with BAC Hotel Management, Inc. ("BAC"), the new operator of the CrossHost Properties (except the Tallahassee Property), so as to facilitate an orderly and effective transition of the ongoing operations thereof.

     2. CrossHost, Lessee and Crossroads acknowledge and agree that Master Agreement I is hereby terminated and declared to be of no further force or effect. Incident to such termination, CrossHost, Lessee and Crossroads acknowledge and agree that CrossHost, Lessee and Crossroads have any further obligations one to the other pursuant to Master Agreement I, monetary, non-monetary, or otherwise, except as set forth hereinafter in this Agreement.

     3. CrossHost, Lessee and Crossroads agree that Master Agreement II (but only as to the Tallahassee Lease Agreement and the Destin Lease Agreement) is hereby terminated and declared to be of no further force and effect. Incident to such termination, CrossHost, Lessee and Crossroads acknowledge and agree that CrossHost, Lessee and Crossroads have no further obligations one to the other pursuant to Master Agreement II (but only as to the Tallahassee Lease Agreement and the Destin Lease Agreement), monetary, non-monetary, or otherwise, except as hereinafter set forth in this Agreement.

     4. In consideration for the termination of the CrossHost Lease Agreements, Master Agreement I and Master Agreement II (but only as to the Tallahassee Lease Agreement and the Destin Lease Agreement), Cross Host and/or Host Funding agree to on the Effective Date pay or cause to be paid to Lessee and/or Crossroads the sum of $236,000.00 in cash PLUS the sum of all petty cash on site as of the Closing Date at the CrossHost Properties LESS $109,168.00 (working capital deposits delivered by CrossHost, or its predecessor-in-interest, Host Funding, to Lessee upon the commencement of the CrossHost Lease Agreements) and LESS $45,147.00 (working capital deposits delivered by CrossHost or its predecessor-in-interest, Host Funding, to Lessee upon the commencement of the San Diego Lease Agreement).

     5. In consideration for the termination of the Lease Agreements, Master Agreement I and Master Agreement II (but only as to the Tallahassee Lease Agreement and the Destin Lease Agreement), and with respect to the CrossHost Lease Agreements, Lessee agrees to as of the Effective Date transfer and deliver to CrossHost (or, at the option of CrossHost, to BAC) all assets (other than cash on hand, working capital and capital expenditure reserves), inventory and equipment delivered by CrossHost (or its predecessor-in-interest, Host Funding) to Lessee upon the commencement of the CrossHost Lease Agreements, and CrossHost agrees, or agrees to cause BAC to assume all assets (other than cash on hand, working capital and capital expenditure reserves), liabilities (including, but not limited to, service contracts, leases, and other similar liabilities existing at, or arising after the commencement of the CrossHost Lease Agreements), inventory and equipment delivered to Lessee by CrossHost (or its predecessor-in-interest, Host Funding) upon the commencement of the CrossHost Lease Agreements (all pursuant to Section 6.4 of the CrossHost Lease Agreements); provided, CrossHost acknowledges that the four (4) personal computers and a van purchased by Lessee incident to the operation of the CrossHost Properties is and shall remain the property of Lessee.

     6. With respect to the CrossHost Lease Agreements, CrossHost and Lessee agree that all revenues and expenses for the CrossHost Properties shall, in a manner reasonably acceptable to CrossHost and Lessee, be prorated as of the Effective Date, such that the revenues and expenses for the period of time preceding the Effective Date shall be for the account of Lessee, and the revenues and expenses for the period of time from and after the Effective Date shall be for the account of CrossHost or its designee.

     7. CrossHost and Lessee, as to the CrossHost Lease Agreements, acknowledge and agree that the indemnity obligations of CrossHost and Lessee contained in Sections 8 and 23 of the CrossHost Lease Agreements (but, as to Lessee, only for events described therein and arising after the commencement of the CrossHost Lease Agreements and prior to the Effective Date, and, for CrossHost, only for such events and arising prior to the commencement of the CrossHost Lease Agreements or after the Effective Date) shall survive the execution and closing of the transactions contemplated by this Agreement for the benefit of CrossHost, Host Funding, Lessee and Crossroads, as applicable. Further, and notwithstanding the existence of any insurance, and without regard to the policy limits of any insurance, Lessee and Crossroads, jointly and severally,, will protect, indemnify, hold harmless and defend CrossHost and Host Funding, their affiliates, subsidiaries, members, officers, directors, managers, agents and assigns ("Host Indemnified Persons"), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Host Indemnified Persons by reason of any failure on the part of Lessee to hereafter, and if required, satisfy or comply with its hereinabove described indemnity obligations. Additionally, and notwithstanding the existence of any insurance, and without regard to the policy limits of any insurance, Host Funding and CrossHost, jointly and severally, will protect, indemnify, hold harmless and defend Lessee and Crossroads, their affiliates, subsidiaries, members, officers, managers, agents and assigns ("Crossroads Indemnified Persons"), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without

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limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Crossroads Indemnified Persons by reason of any failure on the part of CrossHost to hereafter, and if required, satisfy or comply with its hereinabove described indemnity obligations.

     8. With respect to the CrossHost Properties, Lessee and Crossroads acknowledge and agree that any employees or personnel of Lessee involved in the operation by Lessee of the CrossHost Properties will be terminated as of the Effective Date, and any such employees which BAC elects not to re-employee (the "Non-BAC Employees") shall not be deemed for any reason to be the employees or personnel of BAC, CrossHost or Host Funding. Lessee and Crossroads further acknowledges and agree that from and after the Effective Date, neither BAC, CrossHost nor Host Funding shall be responsible or liable for the Employee Costs (hereinafter defined) payable, accruing or otherwise due to any Non-BAC Employees. Lessee and Crossroads jointly and severally agree to defend, indemnify and hold harmless BAC, CrossHost and Host Funding from and against each and every demand, claim, loss, cost and expense, including, but not limited to, reasonable attorneys' fees, imposed or incurred by any of said parties, which directly or indirectly, relate to, result from or arise out of Employee Costs relating to the Non-BAC Employees.
 Lessee and Crossroads further acknowledge and agree that Lessee shall be responsible for the payment of any and all termination and exit payments or the like payable, accruing or otherwise due to any Non-BAC Employee. For the purposes hereof, "Employee Costs" shall mean any costs, expenses, salaries, employee benefit, pension or incentive plans (including without limitation, "ERISA" plans), insurance and medical plans, employment agreements, exit payments (including without limitation, final payroll or accrued vacation time) or the like payable, accruing or otherwise due to any Non-BAC Employee.

     9. CrossHost, Host Funding, Lessee and Crossroads shall, in addition to any consideration paid to Lessee and/or Crossroads pursuant to Section 4 hereof, and prior to the Effective Date, agree upon the appropriate adjustments to be made between the parties as to cash advances of any nature whatsoever made by CrossHost and/or Host Funding to Lessee pursuant to the terms of the CrossHost Lease Agreements and the San Diego Lease Agreement ($63,000.00 with respect to the CrossHost Lease Agreements and $25,616.00 with respect to the San Diego Lease Agreement) (said sum in addition to the $109,168.00 and $45,147.00 described in Section 4 hereof), payments made or reserved by Lessee for capital expenditures funded by Lessee pursuant to the CrossHost Lease Agreements ($58,731.00 with respect to the CrossHost Lease Agreements, other than the Tallahassee Lease Agreement; $82,597.00 for the San Diego Lease Agreement [plus $7,000.00 for a hot water heater]; and $34,855.00 with respect to the Tallahassee Lease Agreement), and Negative Base Rent ($35,000.00) (as defined in the CrossHost Lease Agreements), if any, incurred in calendar year 1998 by Lessee incident to the operation of the CrossHost Properties. In the event such adjustments result in CrossHost and/or Host Funding owing monies to Lessee, said monies shall be paid to Lessee on or before the Effective Date; provided, if such adjustments result in Lessee owing monies to CrossHost and/or Host Funding, said monies shall be paid to CrossHost and/or Host Funding on or before the Effective Date.

    10. CrossHost, Host Ventures and Host Funding acknowledge and agree that the 60,000 shares of Host Funding Class A Common Stock previously pledged as security for the obligations

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of Lessee and Crossroads under the Master Agreements are and shall remain in the control and possession of Lessee and/or Crossroads free and clear of such security interest, subject to the terms and conditions of that certain letter agreement, dated March __, 1998, and relating to the rights of Crossroads as to the sale of such shares of Host Funding Class A Common Stock.

    11. CrossHost, Lessee and Crossroads acknowledge and agree that pursuant to that certain Lease Termination Agreement and that certain Partial Termination of Master Agreement, both dated March __, 1998, (collectively, the "Previous Tallahassee Termination Agreements"), CrossHost and Lessee have, for certain agreed upon business reasons, heretofore terminated the Tallahassee Lease Agreement and Master Agreement II (only as it relates to the Tallahassee Lease Agreement), that the terms and conditions of this Agreement are incorporated into the Previous Tallahassee Termination Agreements as if originally included therein, and that to the extent any conflict exists between this Agreement and the Previous Tallahassee Termination Agreements, the applicable terms and conditions of this Agreement shall control.

     12. Capital Management Services, Inc. ("Capital Management") owes Lessee and/or Crossroads $14,654.00 with respect to the Tallahassee Property.
 Host Funding agrees to use its best faith efforts to cause Capital Management to pay said sum to Lessee and/or Crossroads; provided, if Capital Management has not paid such sum within forty-five (45) days after the Effective Date, Host Funding agrees to pay same to Lessee and/or Crossroads.

     13. Lessee also presently leases from CrossHost the hotel commonly known as a Super 8 Motel located at 4540 Mission Bay Drive, San Diego, California (the "San Diego Lease Agreement"). With regard to the San Diego Lease, CrossHost and Lessee acknowledge and agree that the San Diego Lease Agreement is not currently being terminated and remains in full force and effect, but may, within one (1) year after the Effective Date, be terminated by Lessee upon ninety (90) days prior written notice to CrossHost; provided, upon such termination by Lessee (or upon termination of the San Diego Lease Agreement by CrossHost) CrossHost shall owe an $84,400.00 lease cancellation fee to Lessor. Additionally, Host Funding, Lessee and Crossroads further acknowledge and agree that Master Agreement I, as hereby terminated, does not survive after the Effective Date with respect to the San Diego Lease Agreement, irrespective of the continuing existence of the San Diego Lease Agreement.

     14. CrossHost, Host Funding, Lessee and Crossroads understand and agree that the performance of the obligations of each of said parties hereunder is subject to the respective lenders and/or mortgagees of CrossHost holding liens on the CrossHost Properties having approved this Agreement and the terms and provisions hereof, and the respective franchisors pursuant to any existing franchise agreements under which the CrossHost Properties are operated, have approved the transition of the operation thereof. Lessee and Crossroads also acknowledge and agree that the performance of the obligations of CrossHost and Host Funding hereunder is further subject to the execution by CrossHost and BAC, of the new operating or lease agreements with respect to the CrossHost Properties.

     15. CrossHost, Host Funding, Lessee and Crossroads acknowledge and agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     16. CrossHost, Host Funding, Lessee and Crossroads acknowledge and agree that this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

     17. CrossHost, Host Funding, Lessee and Crossroads acknowledge and agree that this Agreement may not be modified or changed orally but may be modified or changed only by a written agreement signed by the parties hereto.

     18. CrossHost, Host Funding, Lessee and Crossroads acknowledge and agree that if any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other person or circumstances shall not be effected thereby and shall be enforceable to the greatest extent permitted by law.

     19. CrossHost, Host Funding, Lessee and Crossroads understand and agree that should any party to this Agreement commence legal proceedings against the other to enforce the terms and provisions of this Agreement, the party losing in such legal proceeding should pay the attorney's fees and other expenses of the party prevailing in such legal proceedings.

     20. CrossHost, Host Funding, Lessee and Crossroads understand and agree that this Agreement is the entire agreement of the parties hereto with regard to the subject matter addressed herein and supersedes any prior written or oral agreements between the parties hereto regarding same.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the Effective Date.


                                       CROSSHOST:


                                       CROSSHOST, INC., a Maryland corporation


                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------

                                     HOST FUNDING:


                                     HOST FUNDING, INC., a Maryland corporation


                                     By:
                                           ----------------------------------
                                     Name:
                                           ----------------------------------
                                     Title:
                                           ----------------------------------


                                     LESSEE:


                                     CROSSROADS HOSPITALITY TENANT COMPANY,
                                     L.L.C., an affiliate of Crossroads
                                     Hospitality Company, L.L.C.


                                     By:
                                           ----------------------------------
                                     Name:
                                           ----------------------------------
                                     Title:
                                           ----------------------------------


                                     CROSSROADS:


                                     CROSSROADS HOSPITALITY COMPANY, L.L.C.,
                                     a Delaware limited liability company


                                     By:
                                           ----------------------------------
                                     Name:
                                           ----------------------------------
                                     Title:
                                           ----------------------------------

                                     EXHIBIT "A"

                              CROSSHOST LEASE AGREEMENTS


1. Lease Agreement (as from time to time amended, the "Miner Lease Agreement"), dated March 29, 1996, covering the Miner Property, and executed by Host Funding, as lessor, and Lessee, as lessee, the rights of Host Funding as lessor thereunder having been assigned by Host Funding to CrossHost.

2. Lease Agreement (as from time to time amended, the "Poplar Bluff Lease Agreement"), dated March 29, 1996, covering the Poplar Bluff Property, and executed by Host Funding, as lessor, and Lessee, as lessee, the rights of Host Funding as lessor thereunder having been assigned by Host Funding to CrossHost.

3. Lease Agreement (as from time to time amended, the "Somerset Lease Agreement"), dated March 29, 1996, covering the Somerset Property, and executed by Host Funding, as lessor, and Lessee, as lessee, the rights of Host Funding as lessor thereunder having been assigned by Host Funding to CrossHost.

4. Lease Agreement (as from time to time amended, the "Rock Falls Lease Agreement") dated March 29, 1996, covering the Rock Falls Property, and executed by Host Funding, as lessor, and Lessee, as lessee, the rights of Host Funding as lessor thereunder having been assigned by Host Funding to CrossHost.

5. Lease Agreement (as from time to time amended, the "Tallahassee Lease Agreement"), dated September 6, 1996, covering the Tallahassee Property, and executed by CrossHost, as lessor, and Lessee, as lessee.

6. Lease Agreement (as from time to time amended, the "Destin Lease Agreement"), dated September 6, 1996, covering the Destin Property, and executed by CrossHost, as lessor, and Lessee, as lessee.